Q2 2024
Shareholder
Letter

Dear Shareholders
Our team delivered another strong quarter in Q2, as we again demonstrated our ability to drive toward sustained profitability. We nearly quadrupled total revenue year-over-year, continued to grow policies-in-force, delivered operating income of $4 million, net loss of $8 million, adjusted EBITDA of $12 million, and achieved our fourth consecutive quarter of positive operating cash flow.
As we continue to invest across our three strategic pillars—pricing and automation, differentiated distribution, and building a product customers know and love—we have proof points that our approach is unique and our foundation for profitable growth is strong. Our goal remains to build the largest, most profitable personal lines insurance carrier in the U.S. The confidence in our ability to execute against this vision strengthens with each quarter of marked progress.
Q2 2024 Highlights
All figures are compared to Q2 2023 unless otherwise stated.
•Policies-in-force nearly doubled to 406,283
•Gross premiums written increased 113% to $308 million
•Gross premiums earned increased 134% to $308 million
•Gross premiums earned cession rate decreased 36 points to 15%
•Renewal premium was 45% of gross premiums earned
•Gross accident period loss ratio improved 2 points to 62.4%
•Estimated accident period severity increased 6%; frequency increased 1% (tenure mix adjusted bodily injury, collision, and property damage coverages)
•Gross combined ratio improved 18 points to 99.9%
•Net combined ratio improved 48 points to 102.7%
•Net loss improved 79% to $8 million, generating operating income of $4 million and adjusted EBITDA of $12 million

Letter to Shareholders: Q2 2024
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Key quarterly metrics
Growth
Since our founding nearly a decade ago, Root has built a formidable business model that has translated to some of the best loss ratios in the industry, a healthy capital position, and a culture of discipline and rigor. With this foundation in place, we are focused on delivering sustainable and profitable growth over the long term. We are doing this through our Direct channel, where we target consumers with a great insurance product at a great price, and through our Partnership channel, where we meet consumers with our offering at contextually relevant times such as the car purchasing experience.
Our Direct marketing machine leverages data science and our modern technology stack to measure marketing efficiency at very granular levels. Through constant monitoring, we can optimize return on marketing investment to adapt to seasonal trends and changes in competition. As anticipated, during the quarter, we saw competition increase in our marketing channels, and our data-science machine reacted quickly and exactly as designed, delivering new business at our estimated return targets.
This is core to our growth strategy and allows us to take advantage of opportunities as they arise by leveraging our machine learning and data science acumen. Currently, we are predominantly focusing on lower-funnel search channels and are experimenting and expanding into mid- and upper-funnel channels, leveraging our data science advantage.

Letter to Shareholders: Q2 2024
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Our Partnership channel serves as an increasingly strong ballast to our Direct channel and an important part of Root’s long-term growth strategy. We have built a technology platform that facilitates seamless, native integrations and allows for a simple insurance purchasing experience in as little as three clicks. This is accomplished through easy-to-use APIs that allow partners to get up and running with Root quickly. We have more than a dozen partners and a strong pipeline of opportunities—including both direct integrations and independent agents—that we believe will continue to support growth in this channel. We’re excited to share more details on our agent partners in the coming weeks.

Partnerships as a Percentage of New Writings
20%
10%
—%
17%
10%
9%
12%
17%
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

In support of growth in all of our distribution channels, we continue to work toward national expansion through recent state filings. We currently write business in 34 states and are working diligently to expand our footprint.
Pricing and Underwriting
As mentioned, a key pillar in Root’s strategy is best-in-class pricing and automation. This means superiority in matching price to risk. We know price is the number one reason a customer chooses a car insurance company, and it is the number one reason they leave. Our modern technology and data science approach allows us to leverage machine learning and the rapid deployment of models to fine tune our prices and drive further targeted growth in our business. By monitoring our loss ratios through our automated reserving models, we can quickly update our pricing and underwriting requirements at a granular level to strike a balance between offering a competitive price and achieving target unit economics.
Our pricing and underwriting engine not only allows for rapid advancements in machine learning based segmentation, but is also extremely flexible and a critical component of our distribution strategy. As we expand distribution channels and partners, we can absorb various sources of data on a single platform to price policies fairly, and profitably, and compound our flywheel effect.

Letter to Shareholders: Q2 2024
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Loss ratio remains the most important metric in measuring insurance company performance and we continue to successfully deliver strong loss ratios, achieving a 62% gross accident period loss ratio in the second quarter of 2024.

Gross accident period loss ratio

Financials
This was another strong quarter with sustained performance on unit economics, underwriting outcomes, and expense management. Net loss improved 79% year-over-year to $8 million. We also delivered operating income of $4 million, a $29 million improvement year-over-year, and adjusted EBITDA of $12 million, a $24 million improvement year-over-year. Our strong results were driven by targeted marketing investments, loss ratio performance, and a scalable fixed expense base.
The evolution of our reinsurance strategy continues to benefit results through increased retention, lower reinsurance costs, and adequate catastrophe protection. We reduced the difference between our gross and net loss and LAE ratios to 2 points for the quarter, a reduction of 16 points year-over-year.
Unencumbered capital at the end of the quarter was $447 million, reflecting quarterly unencumbered cash consumption of $35 million due to capital contributions to fund growth in our insurance subsidiaries, tax liability associated with the vesting of employee equity awards driven by the market value appreciation of our Class A common stock, which we previously noted would occur, and customer acquisition investment. Operating GAAP cash flow was positive for the fourth consecutive quarter due to continued growth and loss ratio performance.
As our results improve, we continue to evaluate our cost of capital and how to optimize our capital structure while maintaining appropriate regulatory capital levels.

Letter to Shareholders: Q2 2024
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Net Loss and Adjusted EBITDA ($M)
$20
$—
$(20)
$(40)
$(60)
$(37)
$(12)
$(46)
$(19)
$(24)
$—
$(6)
$15
$(8)
$12
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Net Loss
Adjusted EBITDA

*Reconciliation from Net Loss to Adjusted EBITDA disclosed below.

Letter to Shareholders: Q2 2024
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Looking Forward
We are approaching our near-term target of net income profitability and continue to be excited by the prospect for sustainable, profitable growth as we apply our technology advantage to our marketing channels and a wide array of partners across our distribution channels. Most importantly, we continue to focus on our customer, offering a great insurance experience at a great price.
Thank you to our employees for their hard work, to our customers for their trust, and to our shareholders for their support.

Alex Timm
Co-Founder & CEO

Letter to Shareholders: Q2 2024
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Non-GAAP financial measures
This letter and statements made during our earnings webcast may include information relating to Direct Contribution and Adjusted EBITDA, which are "non-GAAP financial measures" and are defined below. These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results.
In addition, Direct Contribution and Adjusted EBITDA should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels, (4) review and assess the performance of our management team, including when determining incentive compensation, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures,” “Reconciliation of Total Revenue to Direct Contribution” and “Reconciliation of Net Loss to Adjusted EBITDA” below and in Root’s Quarterly Report on Form 10-Q at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

Letter to Shareholders: Q2 2024
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Defined Terms & Glossary
We utilize the following definitions for terms used in this letter.
Direct Contribution
We define direct contribution, a non-GAAP financial measure, as gross profit/(loss) excluding net investment income, net realized gains (losses) on investments, report costs, commission expenses related to our partnership channel, certain warrant compensation expense related to policies originating through the integrated automobile insurance solution for Carvana’s online buying platform, overhead allocated based on headcount, or Overhead, and salaries, health benefits, bonuses, employee retirement plan-related expenses and employee share-based compensation expense, or Personnel Costs, licenses, professional fees and other expenses, ceded premiums earned, ceded loss and LAE, and net ceding commission and other. Net ceding commission and other is comprised of ceding commission received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission, and other impacts of reinsurance ceded, which are included in other insurance expense. After these adjustments, the resulting calculation is inclusive of only those gross variable costs of revenue incurred on the successful acquisition of business. We view direct contribution as an important metric because we believe it measures progress towards the profitability of our total policy portfolio prior to the impact of reinsurance.
Adjusted EBITDA
We define adjusted EBITDA, a non-GAAP financial measure, as net loss excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant compensation expense, restructuring charges, legal fees and other items that do not reflect our ongoing operating performance. After these adjustments, the resulting calculation represents expenses directly attributable to our operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it provides management and other users of our financial information useful insight into our results of operations and underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.
Encumbered Capital
We define encumbered capital as cash and cash equivalents held within our regulated insurance entities.
Unencumbered Capital
We define unencumbered capital as unrestricted cash and cash equivalents held outside of our regulated insurance entities.This amount includes borrowed funds that are subject to certain minimum liquidity covenants.
Distribution Channels
•Direct: seamless experiences driven by performance marketing and organic traffic connecting consumers directly to the product.

Letter to Shareholders: Q2 2024
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◦Digital. Our direct digital channel is designed to drive volume by efficiently capturing high-intent customers. We accomplish this by meeting our customers within platforms they use extensively such as Google or select marketplace platforms where consumers are actively shopping for insurance. We deploy dynamic data science models to optimize targeting and bidding strategies across our digital platforms, aligning customer acquisition cost to expected lifetime value of the potential customer.
◦Referral. We encourage our existing customers to spread our value proposition. Our referral channel compensates existing customers who refer new customers who subsequently complete a test drive. This channel facilitates community-based growth to those who value our fair and transparent approach to insurance. This is our lowest cost acquisition channel and an important aspect of our ongoing distribution strategy.
◦Channel Media. We build consideration and drive intent through household-level targeted media channels including direct mail, billboards, and regional TV and radio. We utilize these media channels to drive awareness when launching in new markets and to actively target customers in active states.
•Partnerships: a wide array of integrations, spanning early-stage marketing partnerships through fully embedded user experiences.
◦Embedded. We build upon the mobile and web customer experiences of distribution partners to reach a captive customer base with an embedded solution. With varying levels of connectivity, including our proprietary and fully-integrated application programming interfaces, or APIs, we are able to engage high intent prospective customers in contextually relevant third-party applications. While these partnerships take time to onboard and launch, over the long term, we believe our flexible technology stack offers a seamless bind experience, creating a differentiated customer experience in this channel. We expect increased penetration of this channel over time as we seek to grow embedded relationships with other tech-enabled companies with relevant customer bases.
◦Agency. We continue to invest in a product to bring the speed and ease of our technology to the independent agency channel. This channel provides access to a larger demographic of customers and we believe it has staying power. We developed an efficient quote and bind process through our agent platform that enables simplified distribution from agents to their customers. The technology driven approach makes this an appealing platform for agents and an efficient acquisition channel for us.

Letter to Shareholders: Q2 2024
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About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has roughly 14 million app downloads and has collected 27 billion miles of driving data to inform their insurance offerings.
For further information on Root, please visit root.com.

Root Insurance Company and Root Property & Casualty Insurance Company are headquartered in Columbus, Ohio, with renters insurance available through Root Insurance Company in Arkansas, Georgia, Kentucky, Missouri, Nevada, New Mexico, Ohio, Tennessee, and Utah. Root, Inc. is active in 34 markets for auto insurance: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, West Virginia, and Wisconsin. Business is underwritten by Root Insurance Company and/or Root Property & Casualty Insurance Company depending on the market. In Texas, we also write business as a Managing General Agent, underwritten by Redpoint County Mutual Insurance Company. Carvana Insurance built with Root is available only in the states where Root writes insurance, excluding California.

Letter to Shareholders: Q2 2024
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Forward-looking statements
This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “path,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These include, but are not limited to, statements regarding:
•Our expected financial results for 2024
•Our ability to retain existing customers, acquire new customers, and expand our customer reach
•Our expectations regarding our future financial performance, including total revenue, gross profit/(loss), net income/(loss), direct contribution, adjusted EBITDA, net loss and loss adjustment expense, or LAE, ratio, net expense ratio, net combined ratio, gross loss ratio, marketing costs and costs of customer acquisition, gross LAE ratio, gross expense ratio, gross combined ratio, operating expenses, quota share levels, changes in unencumbered cash balances and expansion of our new and renewal premium base
•Our ability to realize profits, acquire customers, retain customers, contract with additional partners to utilize the products, or achieve other benefits from our embedded insurance offering
•Our ability to expand our distribution channels through additional partnership relationships, digital media, independent agents and referrals
•Our ability to drive a significant long-term competitive advantage through our partnership with Carvana Group, LLC and other partnerships
•Our ability to develop products for embedded insurance and other partners
•The impact of supply chain disruptions, increasing inflation, a recession and/or disruptions to properly functioning financial and capital markets and interest rates on our business and financial condition
•Our ability to reduce operating losses and extend our capital runway
•Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states
•The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data
•Our ability to materially improve retention rates and our ability to realize benefits from retaining customers
•Our ability to underwrite risks accurately and charge profitable rates
•Our ability to maintain our business model and improve our capital and marketing efficiency
•Our ability to drive improved conversion and decrease the cost of customer acquisition
•Our ability to maintain and enhance our brand and reputation

Letter to Shareholders: Q2 2024
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•Our ability to effectively manage the growth of our business
•Our ability to raise additional capital efficiently or at all
•Our ability to improve our product offerings, introduce new products and expand into additional insurance lines
•Our ability to cross sell our products and attain greater value from each customer
•Our lack of operating history and ability to attain profitability
•Our ability to compete effectively with existing competitors and new market entrants in our industry
•Future performance of the markets in which we operate
•Our ability to operate a “capital-efficient” business and obtain and maintain desirable levels of reinsurance
•The effect of further reductions in the utilization of reinsurance, which would result in retention of more premium and losses and could cause our capital requirements to increase
•Our ability to realize economies of scale
•Our ability to attract, motivate and retain key personnel, or hire personnel, and to offer competitive compensation and benefits
•Our ability to deliver a vertically integrated customer experience
•Our ability to develop products that utilize telematics to drive better customer satisfaction and retention
•Our ability to protect our intellectual property and any costs associated therewith;
•Our ability to develop an autonomous claims experience
•Our ability to take rate action early and react to changing environments
•Our ability to meet risk-based capital requirements
•Our ability to realize the benefits anticipated from our Texas county mutual fronting arrangement
•Our ability to expand domestically
•Our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business
•The impact of litigation or other losses
•Changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority, specific to the use of artificial intelligence
•Our ability to defend against cybersecurity threats and prevent or recover from a security breach or other significant disruption of our technology systems or those of our partners and third-party service providers
•The effect of interest rates on our available cash and our ability to maintain compliance with our $300 million five-year term loan
•Our ability to maintain proper and effective internal control over financial reporting
•Our ability to continue to meet the Nasdaq Stock Market listing standards
•The growth rates of the markets in which we compete
Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.

Letter to Shareholders: Q2 2024
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Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s 2023 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other filings with the SEC at http://ir.joinroot.com or the SEC’s website at www.sec.gov.
Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. We assume no obligation to update such statements.

Letter to Shareholders: Q2 2024
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Financial statements

ROOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
	As of
	June 30,	December 31,
	2024	2023
	(in millions, except par value )
Assets
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $227.2 and $168.4 at June 30, 2024 and December 31, 2023, respectively)	$223.8	$165.9
Short-term investments (amortized cost: $11.7 and $0.9 at June 30, 2024 and December 31, 2023, respectively)	11.7	0.9
Other investments	4.4	4.4
Total investments	239.9	171.2
Cash and cash equivalents	667.2	678.7
Restricted cash	1.0	1.0
Premiums receivable, net of allowance of $6.8 and $4.0 at June 30, 2024 and December 31, 2023, respectively	296.0	247.1
Reinsurance recoverable and receivable, net of allowance of $1.8 at June 30, 2024 and December 31, 2023	156.8	125.3
Prepaid reinsurance premiums	48.4	48.2
Other assets	86.5	76.2
Total assets	$1,495.8	$1,347.7
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Loss and loss adjustment expense reserves	$375.8	$284.2
Unearned premiums	339.7	283.7
Long-term debt and warrants	300.1	299.0
Reinsurance premiums payable	55.6	54.4
Accounts payable and accrued expenses	55.0	65.6
Other liabilities	106.3	83.1
Total liabilities	1,232.5	1,070.0
Commitments and Contingencies
Redeemable convertible preferred stock, $0.0001 par value, 100.0 shares authorized, 14.1 shares issued and outstanding at June 30, 2024 and December 31, 2023 (redemption value of $126.5)	112.0	112.0
Stockholders’ equity:
Class A common stock, $0.0001 par value, 1,000.0 shares authorized, 10.6 and 9.5 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Class B convertible common stock, $0.0001 par value, 269.0 shares authorized, 4.4 and 5.0 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	1,881.5	1,883.4
Accumulated other comprehensive loss	(3.4)	(2.5)
Accumulated loss	(1,726.8)	(1,715.2)
Total stockholders’ equity	151.3	165.7
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,495.8	$1,347.7

Letter to Shareholders: Q2 2024
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ROOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions, except per share data)
Revenues:
Net premiums earned	$261.6	$63.9	$491.9	$123.9
Net investment income	10.0	6.8	19.2	13.5
Fee income	16.6	3.8	31.3	7.0
Other income	1.0	0.3	1.7	0.5
Total revenues	289.2	74.8	544.1	144.9
Operating expenses:
Loss and loss adjustment expenses	190.3	59.5	356.7	122.8
Sales and marketing	34.2	6.1	64.6	9.7
Other insurance expense	28.1	2.6	52.7	3.9
Technology and development	14.7	11.1	25.7	21.3
General and administrative	18.1	20.7	35.2	42.2
Total operating expenses	285.4	100.0	534.9	199.9
Operating income (loss)	3.8	(25.2)	9.2	(55.0)
Interest expense	(11.6)	(11.5)	(23.2)	(22.6)
Loss before income tax expense	(7.8)	(36.7)	(14.0)	(77.6)
Income tax expense	—	—	—	—
Net loss	(7.8)	(36.7)	(14.0)	(77.6)
Other comprehensive loss:
Changes in net unrealized losses on investments	(0.1)	(1.2)	(0.9)	(0.1)
Comprehensive loss	$(7.9)	$(37.9)	$(14.9)	$(77.7)
Loss per common share: basic and diluted (both Class A and B)	$(0.52)	$(2.55)	$(0.95)	$(5.43)
Weighted-average common shares outstanding: basic and diluted (both Class A and B)	14.9	14.4	14.8	14.3

Letter to Shareholders: Q2 2024
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ROOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
	Six Months Ended June 30,
	2024	2023
	(in millions)
Cash flows from operating activities:
Net loss	$(14.0)	$(77.6)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation	8.4	7.7
Warrant compensation expense	3.8	8.3
Depreciation and amortization	6.9	5.5
Bad debt expense	13.9	5.0
Changes in operating assets and liabilities:
Premiums receivable	(62.8)	(20.7)
Reinsurance recoverable and receivable	(31.5)	18.6
Prepaid reinsurance premiums	(0.2)	0.5
Other assets	(11.3)	14.6
Losses and loss adjustment expenses reserves	91.6	(40.9)
Unearned premiums	56.0	18.1
Reinsurance premiums payable	1.2	(29.4)
Accounts payable and accrued expenses	(11.0)	(0.8)
Other liabilities	26.1	(3.2)
Net cash provided by (used in) operating activities	77.1	(94.3)
Cash flows from investing activities:
Purchases of investments	(95.5)	(48.9)
Proceeds from maturities, call and pay downs of investments	26.2	14.8
Sales of investments	—	0.2
Capitalization of internally developed software	(4.6)	(5.1)
Purchases of fixed assets	(0.4)	(0.2)
Net cash used in investing activities	(74.3)	(39.2)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(11.3)	(0.6)
Payment of preferred stock and related warrants issuance costs	(3.0)	—
Net cash used in financing activities	(14.3)	(0.6)
Net decrease in cash, cash equivalents and restricted cash	(11.5)	(134.1)
Cash, cash equivalents and restricted cash at beginning of period	679.7	763.1
Cash, cash equivalents and restricted cash at end of period	$668.2	$629.0

Letter to Shareholders: Q2 2024
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Supplemental financial information

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2022
	(dollars in millions, except Premiums per Policy)
Policies in force	406,283	401,255	341,764	259,522	203,840	297,716
Premiums per policy	$1,522	$1,482	$1,423	$1,398	$1,353	$1,077
Premiums in force	$1,236.7	$1,189.3	$972.7	$725.6	$551.6	$641.3
Gross premiums written	$308.2	$330.7	$279.2	$224.2	$145.0	$140.1
Gross premiums earned	$308.0	$275.0	$214.4	$159.8	$131.5	$170.8
Gross profit/(loss)	$70.8	$63.9	$46.7	$11.2	$12.7	$(7.5)
Net loss	$(7.8)	$(6.2)	$(24.0)	$(45.8)	$(36.7)	$(95.5)
Direct contribution	$87.0	$80.7	$65.8	$37.0	$29.3	$(0.2)
Adjusted EBITDA	$12.1	$15.1	$(0.3)	$(19.4)	$(11.9)	$(63.2)
Net loss and LAE ratio	72.7%	72.3%	69.7%	85.8%	93.1%	128.1%
Net expense ratio	30.0%	29.7%	42.2%	57.3%	57.4%	89.2%
Net combined ratio	102.7%	102.0%	111.9%	143.1%	150.5%	217.3%
Gross loss ratio	61.6%	60.6%	60.9%	65.6%	65.5%	87.0%
Gross LAE ratio	9.4%	9.9%	8.6%	9.6%	10.0%	9.9%
Gross expense ratio	28.9%	29.2%	40.2%	43.5%	42.7%	54.8%
Gross combined ratio	99.9%	99.7%	109.7%	118.7%	118.2%	151.7%
Gross accident period loss ratio	62.4%	60.3%	66.2%	64.2%	64.8%	84.3%

Letter to Shareholders: Q2 2024
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ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Six Months Ended June 30,
	2024	2023	2022
	(dollars in millions, except Premiums per Policy)
Policies in force	406,283	203,840	297,716
Premiums per policy	$1,522	$1,353	$1,077
Premiums in force	$1,236.7	$551.6	$641.3
Gross premiums written	$638.9	$279.7	$327.3
Gross premiums earned	$583.0	$261.6	$345.5
Gross profit/(loss)	$134.7	$18.2	$(19.8)
Net loss	$(14.0)	$(77.6)	$(173.0)
Direct contribution	$167.7	$47.9	$6.2
Adjusted EBITDA	$27.2	$(23.2)	$(115.0)
Net loss and LAE ratio	72.5%	99.1%	125.8%
Net expense ratio	29.9%	56.6%	80.0%
Net combined ratio	102.4%	155.7%	205.8%
Gross loss ratio	61.1%	68.4%	85.6%
Gross LAE ratio	9.6%	10.6%	9.5%
Gross expense ratio	29.1%	41.5%	48.5%
Gross combined ratio	99.8%	120.5%	143.6%
Gross accident period loss ratio	61.4%	65.6%	82.4%

Letter to Shareholders: Q2 2024
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ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO DIRECT CONTRIBUTION - UNAUDITED
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2022
	(dollars in millions)
Total revenue	$289.2	$254.9	$194.8	$115.3	$74.8	$80.4
Loss and loss adjustment expenses	(190.3)	(166.4)	(122.7)	(85.8)	(59.5)	(95.7)
Other insurance (expense) benefit	(28.1)	(24.6)	(25.4)	(18.3)	(2.6)	7.8
Gross profit/(loss)	70.8	63.9	46.7	11.2	12.7	(7.5)
Net investment income	(10.0)	(9.2)	(7.7)	(9.0)	(6.8)	(0.7)
Net realized losses on investments	—	—	—	—	—	0.1
Adjustments from other insurance (expense) benefit(1)	18.6	20.8	26.7	21.7	14.9	8.5
Ceded premiums earned	46.4	44.7	38.4	59.8	67.6	96.1
Ceded loss and loss adjustment expenses	(28.4)	(27.3)	(26.2)	(34.4)	(39.7)	(69.7)
Net ceding commission and other(2)	(10.4)	(12.2)	(12.1)	(12.3)	(19.4)	(27.0)
Direct contribution	$87.0	$80.7	$65.8	$37.0	$29.3	$(0.2)

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO DIRECT CONTRIBUTION - UNAUDITED
	Six Months Ended June 30,
	2024	2023	2022
	(dollars in millions)
Total revenue	$544.1	$144.9	$165.8
Loss and loss adjustment expenses	(356.7)	(122.8)	(192.4)
Other insurance (expense) benefit	(52.7)	(3.9)	6.8
Gross profit/(loss)	134.7	18.2	(19.8)
Net investment income	(19.2)	(13.5)	(1.3)
Net realized gains on investments	—	—	(1.1)
Adjustments from other insurance (expense) benefit(1)	39.4	27.9	17.1
Ceded premiums earned	91.1	137.7	192.5
Ceded loss and loss adjustment expenses	(55.7)	(83.9)	(135.9)
Net ceding commission and other(2)	(22.6)	(38.5)	(45.3)
Direct contribution	$167.7	$47.9	$6.2
______________
(1) Adjustments from other insurance expense includes report costs, commission expenses related to our partnership channel, certain warrant compensation expense related to policies originating through the integrated automobile insurance solution for Carvana’s online buying platform, Personnel costs, Overhead, licenses, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission, and other impacts of reinsurance ceded.

Letter to Shareholders: Q2 2024
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2022
	(dollars in millions)
Net loss	$(7.8)	$(6.2)	$(24.0)	$(45.8)	$(36.7)	$(95.5)
Adjustments:
Interest expense	10.8	10.9	11.0	11.1	10.7	8.5
Income tax expense	—	—	—	—	—	—
Depreciation and amortization	3.9	2.8	4.2	2.7	2.7	2.7
Share-based compensation	3.8	4.6	4.9	4.7	5.2	7.4
Warrant compensation expense	1.0	2.8	4.1	5.0	3.9	3.5
Restructuring charges(1)	—	0.1	1.8	1.9	1.9	0.6
Write-offs and other(2)	0.4	0.1	(2.3)	1.0	0.4	9.6
Adjusted EBITDA	$12.1	$15.1	$(0.3)	$(19.4)	$(11.9)	$(63.2)
______________
(1) Restructuring costs consist of employee costs, real estate exit costs, and other. This includes $0.1 million, $0.1 million, $0.2 million, $0.1 million and $0.3 million of depreciation and amortization for Q2 2024, Q1 2024, Q4 2023, Q2 2023 and Q2 2022, respectively.
(2) Write-offs and other primarily reflects legal costs and other items that do not reflect our ongoing operating performance. This includes $9.6 million in Q2 2022 related to the write-off of prepaid marketing expense. Legal and other fees related to the 2022 purported misappropriation of funds by a former senior marketing employee of $0.4 million, $0.1 million, ($0.2) million, $1.0 million, $0.4 million in Q2 2024, Q1 2024, Q4 2023, Q3 2023 and Q2 2023, respectively.

Letter to Shareholders: Q2 2024
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Six Months Ended June 30,
	2024	2023	2022
	(dollars in millions)
Net loss	$(14.0)	$(77.6)	$(173.0)
Adjustments:
Interest expense	21.7	21.1	13.5
Income tax expense	—	—	—
Depreciation and amortization	6.7	5.3	5.3
Share-based compensation	8.4	7.3	11.9
Warrant compensation expense	3.8	8.3	8.8
Restructuring charges(1)	0.1	7.5	8.4
Write-offs and other(2)	0.5	4.9	10.1
Adjusted EBITDA	$27.2	$(23.2)	$(115.0)
______________
(1) Restructuring costs consist of employee costs, real estate exit costs, and other. This includes zero, $0.4 million and $2.1 million of share-based compensation for the six months ended June 30, 2024, 2023 and 2022, respectively. This also includes $0.2 million, $0.2 million and $1.3 million of depreciation and amortization for six months ended June 30, 2024, 2023 and 2022, respectively
(2) Write-offs and other primarily reflects legal costs and other items that do not reflect our ongoing operating performance. This includes zero, zero and $10.1 million in for the six months ended June 30, 2024, 2023 and 2022, respectively, related to the write-off of prepaid marketing expense. Legal and other fees related to the 2022 purported misappropriation of funds by a former senior marketing employee of $0.5 million, $2.4 million and zero for the six months ended June 30, 2024, 2023 and 2022, respectively.

Letter to Shareholders: Q2 2024
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
WRITTEN AND EARNED PREMIUM - UNAUDITED
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(dollars in millions)
Gross premiums written	$308.2	$145.0	$638.9	$279.7
Ceded premiums written	(44.6)	(67.2)	(91.3)	(137.1)
Net premiums written	263.6	77.8	547.6	142.6

Gross premiums earned	308.0	131.5	583.0	261.6
Ceded premiums earned	(46.4)	(67.6)	(91.1)	(137.7)
Net premiums earned	$261.6	$63.9	$491.9	$123.9